SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

                               FORM 8-K

                        Current Report Pursuant
                     to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                    Date of report: July 30, 1996
                  (Date of earliest event reported)


                              UNICO, INC.
            (exact name or registrant as specified its Charter)


                              New Mexico
            (state or other jurisdiction of incorporation)


                               0-14973
                       (Commission file number)


                             85-0270072
                 (IRS Employer Identification Number)


                       1921 Bloomfield Boulevard
                      Farmington, New Mexico 87401
     (Address of Principal Executive Offices, including zip code)


                              505-326-2668
           (Registrant's Telephone Number, including area code)

Item 5.  Other Events.

       Unico, Inc. ("Unico") has entered into a Agreement and Plan of Merger dated July 30, 1996 (the "Merger Agreement") with Chatfield Dean & Co., Inc., a privately held Colorado corporation ("Chatfield") engaged in the brokerage and investment banking businesses. Pursuant to the Merger Agreement, (1) Unico will merge "Chatfield Acquisition Corporation," a Colorado corporation wholly owned by Unico, with and into Chatfield in consideration of the issuance of certain capital stock of Unico in favor of Chatfield shareholders;
(2) Chatfield Acquisition Corporation will cease to exist and Chatfield (the "Surviving Corporation") will become a wholly-owned subsidiary of Unico; (3) the current directors and officers of Unico and Chatfield Acquisition Corporation will resign, except for Mr. William N. Hagler ("Hagler"), who will remain a director of the post-Merger Unico; and (4) the directors designated by Chatfield will be nominated to the Board of Directors of Unico.

       The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and is expected to close before the end of 1996.

       The Merger Agreement contemplates the following share exchanges and issuances:


       (1) Each share of the capital stock of Unico issued and outstanding prior to the date and time when the Merger shall become effective (the "Effective Time") shall remain outstanding and shall be unchanged after the Merger.

       (2) Each holder of Unico common stock, par value $.20 (the "Unico Common Stock"), issued and outstanding prior to the Effective Time shall be entitled to receive three Unico warrants for each share of Unico Common Stock held: one Unico warrant evidencing the right to purchase .3 (three-tenths) of a share of Unico Common Stock (the "Unico Three Year Warrant"), a second Unico warrant evidencing the right to purchase .4 (four-tenths) of a share of Unico Common Stock (the "Unico Four Year Warrant"), and a third Unico warrant evidencing the right to purchase .5 (five-tenths) of a share of Unico Common Stock (the "Unico Five Year Warrant"), for each share of Unico Common Stock held.

       (a) the Unico Three Year Warrants may be exercised until the third anniversary of the Effective Time, at an exercise price of $4.00 per full share of Unico Common Stock ($1.20 per .3 (three-tenths) of a share of Unico Common Stock);

       (b) the Unico Four Year Warrant may be exercised until the fourth anniversary of the Effective Time, at an exercise price of $4.85 per full share of Unico Common Stock ($1.94 per .4 (four-tenths) share of Unico Common Stock); and

       (c) the Unico Five Year Warrant may be exercised until the fifth anniversary of the Effective Time, at an exercise price of $5.70 per full share of Unico Common Stock ($2.85 per .5 (five-tenths) share of Unico Common Stock).


       (3) Each share of Chatfield common stock, no par value (the "Chatfield Common Stock"), issued and outstanding at the Effective Time (other than treasury shares which will be cancelled) shall be exchanged for and converted into .75 shares of Unico Common Stock for each one (1) share of Chatfield Common Stock surrendered.

       (4) Each share of Chatfield Common Stock issued and outstanding under Chatfield's employee stock bonus plan (the "Chatfield Plan Common Stock") at the Effective Time shall be exchanged for and converted into .5 shares of Unico Common Stock for each one (1) share of Chatfield Plan Common Stock surrendered.

       (5) Each share of Chatfield Series A 7% cumulative preferred stock (the "Chatfield Series A Stock") and each share of Chatfield Series B preferred stock (the "Chatfield Series B Stock") issued and outstanding at the Effective Time shall be exchanged for and converted into 2.66 shares of newly issued Unico Series A preferred stock (the "Unico Series A Stock") for each one (1) share of Chatfield Series A Stock or Chatfield Series B Stock surrendered. Each share of Unico Series A Stock shall be convertible into one
(1) share of Unico Common Stock, provided, however, that each holder of Unico Series A Stock issued and outstanding at the Effective Time who surrenders Unico Series A Stock for conversion into Unico Common Stock within sixty (60) days following the Effective Time, shall be entitled to receive one and one-quarter (1.25) shares of Unico Common Stock for each share of Unico Series A Stock surrendered.

       (6) Each share of capital stock of Chatfield Acquisition Corporation outstanding immediately at the Effective Time shall be exchanged for and converted into one (1) share of common stock of the Surviving Corporation.

       The Merger Agreement also requires the following material conditions to be satisfied before the Effective Time:

       (1) Unico will, in cooperation with Chatfield, prepare and file with the Securities and Exchange Commission ("SEC") a proxy statement in connection with the Merger (the "Proxy Statement") and related transactions contemplated thereby (which Proxy Statement shall be combined with a registration statement on Form S-4), and will use its best efforts to respond to the comments of the SEC in connection therewith, furnish all information required and have such filings approved and declared effective by the SEC.

       (2) the Merger Agreement, the Merger and the post-Merger name change of Unico to "Chatfield Dean Holdings, Inc." shall have been approved and adopted by the requisite vote or consent of the shareholders of each of Chatfield and Unico in accordance with applicable law.

       (3) Unico shall have completed the divestiture of its subsidiaries, Intermountain Refining Co. Inc. and Intermountain Chemical and Gas Technologies Group Inc., by distribution to current Unico shareholders and/or employees, sale to third parties or otherwise, so that none of such entities shall constitute a subsidiary of Unico at the Effective Time.

       (4) Unico shall have authorized, and its shareholders shall have approved, an increase in the authorized Unico Common Stock to 20,000,000 shares, $.20 par value.

       After giving effect to the Merger, Chatfield shareholders will, on a fully-diluted basis, hold approximately 83% of the post-Merger Unico and current Unico shareholders will hold approximately 17% of the post-Merger Unico. The post-Merger Unico will become the holding company for Chatfield's various financial services businesses.

Item 7.  Financial Statements and Exhibits.

       (c) Exhibits

           Exhibit 99 Press Release dated July 31,1996 announcing signing of definitive merger agreement.

                                    SIGNATURES

       Pursuant to the requirements of Section 13 or 15d of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized:

                      UNICO, INC
                      August 12, 1996


                      By William N. Hagler
                         William N. Hagler, President


       Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:




     By:   William N. Hagler                  Date: August 12, 1996
        William N. Hagler, President,
        Director and Chief Executive
        Officer




     By:   Rick L. Hurt                       Date: August 12, 1996
        Rick L. Hurt, Controller,
        Secretary, Treasurer,
        Director, and Chief Financial
        Officer.

                                 EXHIBITS

                                EXHIBIT 99


                         FOR IMMEDIATE RELEASE


Denver July 31, 1996:

UNICO, Inc. ("Unico") and Chatfield Dean & Co., Inc. ("Chatfield") announced today they have entered into a definitive merger agreement wherein Chatfield will become a wholly owned subsidiary of Unico. The merger is designed to qualify as a tax free reorganization. Unico, headquartered in Farmington, New Mexico, is a publicly traded company on NASDAQ under the symbol UNRC. It is primarily engaged in energy related businesses. Chatfield is a privately owned nationwide full service investment banking firm headquartered in Greenwood Village, Colorado with operations in retail and institutional brokerage, as well as investment and merchant banking. After the merger it is anticipated that Unico will change its name to Chatfield Dean Holdings, Inc.

Approximately 4.8 million shares of Unico will be issued for all the issued and outstanding shares of Chatfield (assuming all of the outstanding convertible preferred stock in Chatfield is converted). After the merger is completed, approximately 5.8 million shares of Unico will be outstanding on a fully diluted basis. Details of the merger terms will be made available on a Form 8-K to be filed by Unico with the SEC.

Closing of the transaction is subject to a registration statement to be filed with the SEC becoming effective and approval by the shareholders of both companies. The entire process is expected to be completed within four months.

For more information please contact:

At Unico:
William N. Hagler
505-326-2668

At Chatfield Dean:
Kenneth L. Greenberg
303-740-0006